Exhibit 99.1

FOR IMMEDIATE RELEASE

February 11, 2022

SOUTHERN MISSOURI BANCORP AND FORTUNE FINANCIAL CORPORATION ANNOUNCE DEADLINE FOR ELECTION OF FORM OF MERGER CONSIDERATION

Poplar Bluﬀ, Missouri - Southern Missouri Bancorp, Inc. (NASDAQ: SMBC, "Southern Missouri"), the parent corporation of Southern Bank, and Fortune Financial Corporation ("Fortune"), the parent company of FortuneBank, today jointly announced that, in connection with Southern Missouri’s pending acquisition of Fortune, the election deadline for record holders of shares of Fortune’s common stock to elect the form of merger consideration they wish to receive in connection with the transaction is February 22, 2022 at 5:00 p.m. CST.

An election will be valid only if a properly completed and signed election form and letter of transmittal, together with all required documents and materials set forth in the election form and letter of transmittal and the instructions thereto, is received by Pacific Stock Transfer, the exchange agent for the transaction (“PST”), by the election deadline. Shareholders with questions should contact PST toll-free at (800) 785-7782.

As previously announced, Fortune shareholders are projected to receive either a ﬁxed exchange ratio of 0.2853 shares of Southern Missouri common stock or a cash payment of $12.55 for each Fortune share, at the election of the shareholders, subject to adjustment based on Fortune’s capital and the total outstanding shares of Fortune at closing, and further subject to proration such that the overall mix of consideration results in a 60:40 ratio of stock to cash. Shareholders who fail to make an election will receive whichever form of consideration is undersubscribed.

The transaction has been approved by Fortune’s shareholders and is also subject to customary closing conditions.

Forward-Looking Information:

Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to diﬀer materially from the forward-looking statements, including: the requisite regulatory and shareholder approvals for this acquisition might not be obtained, or other conditions to completion of the transaction might not be satisﬁed or waived; expected cost savings, synergies and other beneﬁts from Southern Missouri's merger and acquisition activities, including this acquisition and Southern Missouri's other acquisitions, might not be realized within the anticipated time frames or at all, and costs or diﬃculties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; potential adverse impacts to economic conditions in the Company’s local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or ﬁnancial markets, generally, resulting from the ongoing COVID-19 pandemic and any governmental or societal responses thereto; the strength of the United States economy in general and the strength of the local economies in which we conduct operations; ﬂuctuations in interest rates and in real estate values; monetary and ﬁscal policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the U.S. Government and other governmental initiatives aﬀecting the ﬁnancial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-oﬀs and changes in estimates of the adequacy of the allowance for loan losses; our ability to access cost-eﬀective funding; the timely development of and acceptance of our new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services; ﬂuctuations in real estate values and both residential and commercial real estate markets, as well as agricultural business conditions; demand for loans and deposits in our market area; legislative or regulatory changes that adversely aﬀect our business; changes in accounting principles, policies, or guidelines; results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses or to write-down assets; the impact of technological changes; and our success at managing the risks involved in the foregoing.

Any forward-looking statements are based upon management's beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could diﬀer from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed might not occur, and you should not put undue reliance on any forward-looking statements.

Southern Missouri Contact:
Matt Funke, CFO, (573) 778-1800

Fortune Contact:

Daniel L. Jones, Chairman and CEO, (636) 464-9009